UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2003

Household Mortgage Funding Corporation III
(Exact name of registrant as specified in charter)

Delaware	333-89800-03	71-0888429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Town Center Drive, Las Vegas, Nevada 89144
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (702) 243-1579

Item 1.	Changes in Control of Registrant.
Not Applicable.
Item 2.	Acquisition or Disposition of Assets.
Not Applicable.
Item 3.	Bankruptcy or Receivership.
Not Applicable.
Item 4.	Changes in Registrant’s Certifying Accountant.
Not Applicable.

Item 5.             Other Events.

On July 2, 2003, Household Mortgage Loan Trust 2003-HC1 (the “Trust”) sold Closed-End Mortgage Loan Asset Backed Notes, Series 2003-HC1 (the “Notes”), for $1,198,033,000.  The Trust property consists primarily of a pool of closed-end, fixed- and adjustable-rate mortgage loans (the “Mortgage Loans”), including the right to receive payments due on the Mortgage Loans on and after the applicable cut-off date.

In connection with the sale of the Notes, the Trust entered into (1) a Sale and Servicing Agreement (the “Sale and Servicing Agreement”), among Household Mortgage Funding Corporation III, as depositor, Household Mortgage Loan Trust 2003-HC1, as issuer, Household Finance Corporation, as master servicer, and JPMorgan Chase Bank, as indenture trustee, (2) an Amended and Restated Trust Agreement (the “Trust Agreement”), among Household Finance Corporation, Household Mortgage Funding Corporation III, as depositor and U.S. Bank Trust National Association, as owner trustee and (3) an Indenture (the “Indenture”), between Household Mortgage Loan Trust 2003-HC1, as issuer and JPMorgan Chase Bank, as indenture trustee.  The Sale and Servicing Agreement, Trust Agreement and Indenture are annexed hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

Item 6.             Resignations of Registrant’s Directors

Not Applicable.

Item 7.             Financial Statements, Pro Forma Financial Information and Exhibits

(a)                                  Financial statements of businesses acquired.

Not applicable

(b)                                 Pro forma financial information.

Not applicable.

(c)                                  Exhibits.

The following is filed herewith:

Exhibit No.	Description

99.1	Sale and Servicing Agreement dated as of July 2, 2003.
99.2	Trust Agreement dated as of July 2, 2003.
99.3	Indenture dated as of July 2, 2003.

Item 8.             Change in Fiscal Year.

Not Applicable.

Item 9.             Regulation FD Disclosure.

Not Applicable.

Item 10.       Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not Applicable.

Item 11.       Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Not Applicable.

Item 12.       Results of Operations and Financial Condition.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSEHOLD MORTGAGE FUNDING CORPORATION III

Date: July 8, 2003	By:	/s/ Patrick D. Schwartz
Patrick D. Schwartz
Vice President and Assistant Secretary